GCP Applied Technologies Reports First Quarter 2018 Results

•1Q18 Net sales growth of 11.1%; Net Sales, Constant Currency up 7.8%*
•1Q18 Net loss from continuing operations of $13.8 million

◦	Net loss from continuing operations includes $12.5 million increase to provisional net charge related to 2017 Tax Act
•1Q18 Adjusted EBIT* growth of 20.0% to $13.2 million

•	Reaffirming 2018 full-year Net Sales, Constant Currency, Adjusted EBIT and Adjusted Free Cash Flow* guidance

•	Increasing 2018 full-year Adjusted EPS* guidance due to completion of refinancing transactions on April 10, 2018

•	Announced acquisition of R.I.W. Limited, a supplier of waterproofing products

Cambridge, MA - May 8, 2018 - GCP Applied Technologies Inc. (NYSE: GCP) today announced first quarter 2018 results.

Total GCP Applied Technologies
($ Millions)

	1Q 2018	1Q 2017	% Change
Net sales	$250.2	$225.3	11.1%
Net Sales, Constant Currency*	$242.9	$225.3	7.8%
Gross margin	34.9%	37.8%	(290) bps
Adjusted Gross Margin*	35.1%	38.7%	(360) bps
Loss from continuing operations attributable to GCP shareholders	$(13.8)	$(25.0)	44.8%
Net loss attributable to GCP shareholders	$(6.6)	$(16.9)	60.9%
Diluted EPS from continuing operations attributable to GCP shareholders	$(0.19)	$(0.35)	45.7%
Adjusted EPS*	$0.01	$(0.06)	NM
Adjusted EBIT*	$13.2	$11.0	20.0%
Adjusted EBIT Margin*	5.3%	4.9%	40 bps

“GCP had strong sales growth in the first quarter of 2018," said President and Chief Executive Officer Gregory E. Poling. "Net sales rose 11% due to healthy global construction markets, contributions from our acquisitions and the positive impact of foreign exchange. Adjusted EBIT grew 20% on higher sales volumes and savings from our restructuring program. GCP's gross margin was negatively impacted by higher inflation. We started to see the positive impact of price late in the quarter and expect this trend to continue through 2018."

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

"We continue to execute on our bolt-on acquisition strategy with the purchase of U.K.-based R.I.W. Limited. The company is a supplier of specialty waterproofing products for commercial and residential construction applications in the U.K. waterproofing market."

First quarter 2018:

•	Net sales increased 11.1% and Net Sales, Constant Currency increased 7.8% due to growth in both Specialty Construction Chemicals and Specialty Building Materials

•	Gross margin of 34.9% decreased 290 basis points primarily due to increased raw materials and logistics costs. Price increases have been implemented to recover higher costs and recapture margins.

•
Adjusted EBIT of $13.2 million increased 20.0% and Adjusted EBIT margin increased 40 basis points due to improved operating leverage from higher sales volumes and cost savings associated with our restructuring plan, partially offset by higher selling, general and administrative expenses from our acquisitions

•
Net loss from continuing operations attributable to GCP shareholders was $13.8 million compared to net loss from continuing operations of $25.0 million in the first quarter of 2017. The change was primarily due to lower interest expense, lower restructuring and repositioning expenses and an increase in other (income) expense. Net loss from continuing operations for the first quarter of 2018 includes a $12.5 million increase to the provisional net charge related to the 2017 Tax Act.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

First Quarter Segment Performance

Specialty Construction Chemicals
($ Millions)

	1Q 2018	1Q 2017	% Change
Net sales	$147.0	$134.0	9.7%
Net Sales, Constant Currency*	$142.8	$134.0	6.6%
Gross margin	31.3%	35.7%	(440) bps
Segment operating income	$5.9	$8.6	(31.4)%
Segment operating margin	4.0%	6.4%	(240) bps

•	Net sales increased 9.7% and Net Sales, Constant Currency increased 6.6% due to higher volumes in our Concrete and Cement businesses

•	Gross margin declined 440 basis points primarily due to raw material inflation and increases in logistics costs

•
Segment operating income decreased 31.4% and segment operating margin decreased 240 basis points primarily due to lower gross margin, partially offset by cost savings associated with our restructuring plan

•
Comparisons with first quarter 2017 results for SCC were impacted by GCP's deconsolidation of its Venezuela operations on July 3, 2017. In the first quarter of 2017, GCP's Venezuela operations contributed net sales of $3.1 million, gross profit of $2.3 million and operating income of $2.0 million.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Specialty Building Materials
($ Millions)

	1Q 2018	1Q 2017	% Change
Net sales	$103.2	$91.3	13.0%
Net Sales, Constant Currency*	$100.1	$91.3	9.6%
Gross margin	40.6%	43.3%	(270) bps
Segment operating income	$18.1	$15.2	19.1%
Segment operating margin	17.5%	16.6%	90 bps

•	Net sales increased 13.0% and Net Sales, Constant Currency increased 9.6% primarily due to higher volumes in our Building Envelope and Residential businesses

•	Gross margin declined 270 basis points due to increases in raw material costs and the timing of price increases as projects were shipped at previously committed pricing

•
Segment operating income increased 19.1% to $18.1 million. Segment operating margin increased 90 basis points to 17.5% due to improved operating leverage from higher sales volumes and cost savings associated with our restructuring plan, partially offset by lower gross margin.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Sale of Darex Packaging Technologies
On July 3, 2017, GCP completed the sale of Darex to Henkel for $1.06 billion in cash, subject to customary closing adjustments. Darex has been reclassified and reflected as "discontinued operations" on the Consolidated Statements of Operations for all periods presented.

Restructuring and Repositioning Expenses
On June 28, 2017, the Board of Directors approved a restructuring and repositioning plan. Upon completion of the plan, the Company expects to achieve a net annualized cost reduction of approximately $24 million to $28 million. The Company expects approximately $9 million to $13 million to benefit continuing operations, while approximately $15 million relates to discontinued operations.

Restructuring and asset impairments from continuing operations were $(0.5) million for the first quarter of 2018. Repositioning expenses related to the plan were $0.9 million for the first quarter of 2018, substantially all of which represent professional fees and employee-related costs.

Interest Expense and Related Financing Costs
Interest expense and related financing costs were $13.8 million for the first quarter of 2018 compared with $17.0 million for the prior-year quarter. The decrease reflects the repayment and extinguishment of the Company's Term Loan in the third quarter of 2017.

Refinancing Transactions
On April 10, 2018, the Company announced the closing of several refinancing transactions including the issuance of $350.0 million aggregate principal amount of 5.5% Senior Notes due 2026, an amendment to its Credit Agreement that, among other things, increases the aggregate principal amount of revolving commitments available to $350.0 million, and the redemption of $525.0 million outstanding aggregate principal amount of its 9.5% Senior Notes due 2023.

Income Taxes
Income tax expense attributable to continuing operations for the quarter ended March 31, 2018 was
$13.5 million compared to $11.6 million for the prior year quarter, representing effective tax rates of 6,750.0% and 86.6%, respectively. The effective tax rate for the quarter ended March 31, 2018 was impacted by a $12.5 million increase to the provisional net charge related to the 2017 Tax Act provisions. The difference between the provision for income taxes at the U.S. federal income tax rate of 21.0% and GCP’s overall income tax rate for the three months ended March 31, 2018 is primarily due to changes in estimates related to the 2017 Tax Act.

Full-Year 2018 Outlook1

Guidance	Prior	Current
Net Sales, Constant Currency	Growth of 5% to 10%	Growth of 5% to 10%
Adjusted EBIT	$135 million to $150 million	$135 million to $150 million
Adjusted EPS(2)(3)	$0.84 to $1.03	$0.99 to $1.18
Adjusted Free Cash Flow	$35 million to $45 million	$35 million to $45 million

1GCP guidance figures assume average 2017 FX rates carried forward into the guidance period.
2Includes effective tax rate of 28% to 31%, which reflects the Company's current estimate of the impact of the Tax Cuts and Jobs Act of 2017.
3Assumes 72 million shares outstanding.

Investor Call
GCP has scheduled a conference call and webcast at 10:00 a.m. ET today to review its first quarter 2018 results and full-year outlook. Those who wish to listen to the conference call webcast should visit the Investors section of GCP's website at www.gcpat.com. The live call can be accessed by dialing (844) 887-9408 in the U.S. or +1 (412) 317-9261 internationally prior to the start of the call. Participants should ask to join the GCP Applied Technologies call. An accompanying slide presentation will also be available on the website.

For those unable to participate in the live conference call, a playback will be available until May 15, 2018. To listen to the playback, please dial (877) 344-7529 in the U.S. or +1 (412) 317-0088 internationally; the access code is 10118866. A webcast replay will also be available in the “Events and Presentations” section of the company's website for approximately three months.

Non-GAAP Financial Measures
In this press release the Company refers to non-GAAP financial measures including Net Sales, Constant Currency, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted EPS, and Adjusted EBIT Return On Invested Capital. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These non-GAAP measures are provided to distinguish the operating results of GCP's current business.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Media Relations Paul Keeffe T +1 617.498.4461 mediainfo@gcpat.com	Investor Relations Joseph DeCristofaro T +1 617.498.2616 investors@gcpat.com

***********************************************************************************************************************
About GCP Applied Technologies
GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; and the handling of hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts)	2018	2017
Net sales	$250.2	$225.3
Cost of goods sold	162.7	140.0
Gross profit	87.5	85.3
Selling, general and administrative expenses	74.9	72.8
Research and development expenses	4.9	4.8
Interest expense and related financing costs	13.8	17.0
Repositioning expenses	0.9	2.0
Restructuring and asset impairments	(0.5)	1.1
Other (income) expense, net	(6.3)	1.0
Total costs and expenses	87.7	98.7
Loss from continuing operations before income taxes	(0.2)	(13.4)
Income tax expense	(13.5)	(11.6)
Loss from continuing operations	(13.7)	(25.0)
Income from discontinued operations, net of income taxes	7.2	8.1
Net loss	(6.5)	(16.9)
Less: Net income attributable to noncontrolling interests	(0.1)	—
Net loss attributable to GCP shareholders	$(6.6)	$(16.9)
Amounts Attributable to GCP Shareholders:
Loss from continuing operations attributable to GCP shareholders	(13.8)	(25.0)
Income from discontinued operations, net of income taxes	7.2	8.1
Net loss attributable to GCP shareholders	$(6.6)	$(16.9)
(Loss) Earnings Per Share Attributable to GCP Shareholders
Basic (loss) earnings per share:
Loss from continuing operations attributable to GCP shareholders	$(0.19)	$(0.35)
Income from discontinued operations, net of income taxes	$0.10	$0.11
Net loss attributable to GCP shareholders(1)	$(0.09)	$(0.24)
Weighted average number of basic shares	71.9	71.2
Diluted (loss) earnings per share:(2)
Loss from continuing operations attributable to GCP shareholders	$(0.19)	$(0.35)
Income from discontinued operations, net of income taxes	$0.10	$0.11
Net loss attributable to GCP shareholders(1)	$(0.09)	$(0.24)
Weighted average number of diluted shares	71.9	71.2
______________________________
(1)     Amounts may not sum due to rounding.
(2)     Dilutive effect only applicable to periods where there is net income from continuing operations.

GCP Applied Technologies Inc. Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	March 31, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$592.9	$721.5
Trade accounts receivable, less allowance of $5.3 (2017—$5.7)	194.6	217.1
Inventories	114.6	106.3
Other current assets	46.3	48.6
Current assets held for sale	8.1	19.7
Total Current Assets	956.5	1,113.2
Properties and equipment, net	220.1	216.6
Goodwill	202.9	198.2
Technology and other intangible assets, net	91.1	91.8
Deferred income taxes	27.1	30.2
Overfunded defined benefit pension plans	27.9	26.4
Other assets	37.3	23.8
Non-current assets held for sale	2.0	2.8
Total Assets	$1,564.9	$1,703.0
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Debt payable within one year	$22.5	$24.0
Accounts payable	133.7	134.8
Other current liabilities	192.5	316.2
Current liabilities held for sale	4.3	7.8
Total Current Liabilities	353.0	482.8
Debt payable after one year	520.4	520.3
Income taxes payable	53.9	58.3
Deferred income taxes	14.6	14.7
Unrecognized tax benefits	42.9	42.4
Underfunded and unfunded defined benefit pension plans	56.2	57.1
Other liabilities	19.1	35.1
Non-current liabilities held for sale	0.3	0.3
Total Liabilities	1,060.4	1,211.0
Commitments and Contingencies - Note 8
Stockholders' Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 71,995,738 and 71,754,344, respectively	0.7	0.7
Paid-in capital	35.3	29.9
Accumulated earnings	542.1	548.7
Accumulated other comprehensive loss	(71.4)	(85.7)
Treasury stock	(4.1)	(3.4)
Total GCP's Shareholders' Equity	502.6	490.2
Noncontrolling interests	1.9	1.8
Total Stockholders' Equity	504.5	492.0
Total Liabilities and Stockholders' Equity	$1,564.9	$1,703.0

GCP Applied Technologies Inc. Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
(In millions)	2018	2017
OPERATING ACTIVITIES
Net loss	$(6.5)	$(16.9)
Less: Income from discontinued operations	7.2	8.1
Loss from continuing operations	(13.7)	(25.0)
Reconciliation to net cash (used in) provided by operating activities:
Depreciation and amortization	10.2	8.4
Amortization of debt discount and financing costs	0.5	0.8
Stock-based compensation expense	1.9	2.1
Currency and other losses in Venezuela	—	0.1
Deferred income taxes	9.5	8.5
Loss (gain) on disposal of property and equipment	(1.2)	(0.8)
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	25.7	(0.4)
Inventories	(7.3)	(12.7)
Accounts payable	(0.9)	16.7
Pension assets and liabilities, net	(1.7)	1.9
Other assets and liabilities, net	(31.5)	(27.6)
Net cash used in operating activities from continuing operations	(8.5)	(28.0)
Net cash (used in) provided by operating activities from discontinued operations	(109.4)	14.3
Net cash used in operating activities	(117.9)	(13.7)
INVESTING ACTIVITIES
Capital expenditures	(14.4)	(12.7)
Other investing activities	(3.2)	2.9
Net cash used in investing activities from continuing operations	(17.6)	(9.8)
Net cash used in investing activities from discontinued operations	(0.2)	(2.4)
Net cash used in investing activities	(17.8)	(12.2)
FINANCING ACTIVITIES
Borrowings under credit arrangements	1.3	1.6
Repayments under credit arrangements	(3.1)	(13.0)
Share repurchases	(0.7)	(0.9)
Proceeds from exercise of stock options	3.5	3.5
Other financing activities	(0.2)	—
Net cash provided by (used in) financing activities from continuing operations	0.8	(8.8)
Net cash provided by financing activities from discontinued operations	—	0.4
Net cash provided by (used in) financing activities	0.8	(8.4)
Effect of currency exchange rate changes on cash and cash equivalents	6.3	2.8
Decrease in cash and cash equivalents	(128.6)	(31.5)
Cash and cash equivalents, beginning of period	721.5	163.3
Cash and cash equivalents, end of period	592.9	131.8
Less: Cash and cash equivalents of discontinued operations	—	22.3
Cash and cash equivalents of continuing operations, end of period	$592.9	$109.5
Supplemental disclosure of non-cash financing activities:
Deferred financing costs included in accrued expenses	$7.6	$—

Analysis of Operations
The Company has set forth in the tables below GCP's key operating statistics with percentage changes for the first quarter compared with the corresponding prior-year periods. In the table, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes, as these measures provide additional transparency to GCP's core operations.
In the table, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
Constant currency means current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.
The Company defines Adjusted EBIT (a non-GAAP financial measure) to be net income (loss) from continuing operations attributable to GCP shareholders adjusted for gains and losses on sales of businesses, product lines and certain other investments; currency and other financial losses in Venezuela; costs related to legacy product, environmental and other claims; restructuring expenses, repositioning and asset impairments; pension costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; third-party and other acquisition-related costs; other financing costs associated with the modification or extinguishment of debt; amortization of acquired inventory fair value adjustments; tax indemnification adjustments; interest income, interest expense and related financing costs; income taxes; and certain other items that are not representative of underlying trends (such as legal settlements). GCP uses Adjusted EBIT to assess and measure its operating performance and in determining performance-based compensation. GCP uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for management's decision-making and compensation purposes and because it allows management to measure the ongoing earnings results of the Company's strategic and operating decisions.
The Company defines Adjusted EBITDA (a non-GAAP financial measure) to be Adjusted EBIT adjusted for depreciation and amortization. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.
The Company defines Adjusted Earnings Per Share (a non-GAAP financial measure) to be earnings per share ("EPS") from continuing operations on a diluted basis adjusted for costs related to gains and losses on sales of businesses, product lines and certain other investments; currency and other financial losses in Venezuela; legacy product, environmental and other claims; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; third-party and other acquisition-related costs; other financing costs associated with the modification or extinguishment of debt; amortization of acquired inventory fair value adjustments; tax indemnification adjustments; certain other items that are not representative of underlying trends (such as legal settlements); and certain discrete tax items. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis.

The Company defines Adjusted Gross Profit (a non-GAAP financial measure) to be gross profit adjusted for pension-related costs included in cost of goods sold; loss in Venezuela included in cost of goods sold; and amortization of acquired inventory fair value adjustment. The Company defines Adjusted Gross Margin as Adjusted Gross Profit divided by net sales. Management uses this performance measure to understand trends and changes and to make business decisions regarding core operations.
The Company defines Adjusted Free Cash Flow (a non-GAAP financial measure) to be net cash provided by or used for operating activities minus capital expenditures plus cash paid for restructuring and repositioning; capital expenditures related to repositioning; cash paid for third-party and other acquisition-related costs; cash taxes paid for repositioning, restructuring, third-party and other acquisition-related costs; accelerated payments under defined benefit pension arrangements; and expenditures for legacy items. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.
The Company defines Adjusted EBIT Return On Invested Capital (a non-GAAP financial measure) to be Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities. Management uses Adjusted EBIT Return On Invested Capital as a performance measure to review investments and to make capital allocation decisions.
Adjusted EBIT, Adjusted EBITDA, Adjusted EPS, Adjusted Gross Margin, Adjusted Free Cash Flow, and Adjusted EBIT Return on Invested Capital do not purport to represent income measures as defined under U.S. GAAP. These measures are provided to improve the period-to-period comparability and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities, which historically has been a material component of our net income (loss). Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) as measured under GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) measured under GAAP for a complete understanding of GCP's results of operations.
The Company does not provide GAAP earnings on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

GCP Applied Technologies Inc. Analysis of Operations (unaudited)

Analysis of Operations (In millions, except per share amounts)	Three Months Ended March 31,
	2018	2017	% Change
Net sales:
Specialty Construction Chemicals	$147.0	$134.0	9.7%
Specialty Building Materials	103.2	91.3	13.0%
Total GCP net sales	$250.2	$225.3	11.1%
Net sales by region:
North America	$123.0	$111.9	9.9%
Europe Middle East Africa (EMEA)	58.3	45.5	28.1%
Asia Pacific	52.0	51.2	1.6%
Latin America	16.9	16.7	1.2%
Total net sales by region	$250.2	$225.3	11.1%
Net Sales, Constant Currency:
Specialty Construction Chemicals	$142.8	$134.0	6.6%
Specialty Building Materials	100.1	91.3	9.6%
Total GCP Net Sales, Constant Currency (non-GAAP)	$242.9	$225.3	7.8%
Profitability performance measures:
Adjusted EBIT(A):
Specialty Construction Chemicals segment operating income	$5.9	$8.6	(31.4)%
Specialty Building Materials segment operating income	18.1	15.2	19.1%
Corporate costs(B)	(8.9)	(10.2)	12.7%
Certain pension costs(C)	(1.9)	(2.6)	26.9%
Adjusted EBIT (non-GAAP)	13.2	11.0	20.0%
Repositioning expenses	(0.9)	(2.0)	55.0%
Restructuring and asset impairments	0.5	(1.1)	NM
Third-party and other acquisition-related costs	(0.8)	(0.4)	(100.0)%
Amortization of acquired inventory fair value adjustment	—	(1.5)	NM
Tax indemnification adjustments	—	(2.4)	NM
Interest expense, net	(12.3)	(17.0)	27.6%
Income tax expense	(13.5)	(11.6)	(16.4)%
Loss from continuing operations attributable to GCP shareholders (GAAP)	$(13.8)	$(25.0)	44.8%
Diluted EPS from continuing operations (GAAP)	$(0.19)	$(0.35)	45.7%
Adjusted EPS (non-GAAP)	$0.01	$(0.06)	NM

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

Analysis of Operations (In millions)	Three Months Ended March 31,
	2018	2017	% Change
Adjusted profitability performance measures:
Gross Profit:
Specialty Construction Chemicals	$46.0	$47.8	(3.8)%
Specialty Building Materials	41.9	39.5	6.1%
Adjusted Gross Profit (non-GAAP)	87.9	87.3	0.7%
Amortization of acquired inventory fair value adjustment	—	(1.5)	NM
Corporate costs and pension costs in cost of goods sold	(0.4)	(0.5)	20.0%
Total GCP Gross Profit (GAAP)	87.5	85.3	2.6%
Gross Margin:
Specialty Construction Chemicals	31.3%	35.7%	(4.4) pts
Specialty Building Materials	40.6%	43.3%	(2.7) pts
Adjusted Gross Margin (non-GAAP)	35.1%	38.7%	(3.6) pts
Amortization of acquired inventory fair value adjustment	—%	(0.7)%	0.7 pts
Corporate costs and pension costs in cost of goods sold	(0.2)%	(0.2)%	0.0 pts
Total GCP Gross Margin (GAAP)	34.9%	37.8%	(2.9) pts
Adjusted EBIT(A)(B)(C):
Specialty Construction Chemicals segment operating income	$5.9	$8.6	(31.4)%
Specialty Building Materials segment operating income	18.1	15.2	19.1%
Corporate and certain pension costs	(10.8)	(12.8)	15.6%
Total GCP Adjusted EBIT (non-GAAP)	13.2	11.0	20.0%
Depreciation and amortization:
Specialty Construction Chemicals	$6.0	$5.1	17.6%
Specialty Building Materials	3.4	2.9	17.2%
Corporate	0.8	0.4	100.0%
Total GCP depreciation and amortization	10.2	8.4	21.4%
Adjusted EBITDA:
Specialty Construction Chemicals	$11.9	$13.7	(13.1)%
Specialty Building Materials	21.5	18.1	18.8%
Corporate and certain pension costs	(10.0)	(12.4)	19.4%
Total GCP Adjusted EBITDA (non-GAAP)	23.4	19.4	20.6%
Adjusted EBIT Margin:
Specialty Construction Chemicals	4.0%	6.4%	(2.4) pts
Specialty Building Materials	17.5%	16.6%	0.9 pts
Total GCP Adjusted EBIT Margin (non-GAAP)	5.3%	4.9%	0.4 pts
Adjusted EBITDA Margin:
Specialty Construction Chemicals	8.1%	10.2%	(2.1) pts
Specialty Building Materials	20.8%	19.8%	1.0 pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	9.4%	8.6%	0.8 pts

Analysis of Operations (In millions)	Four Quarters Ended
	March 31, 2018	March 31, 2017
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters):
Adjusted EBIT	$129.6	$125.3
Invested Capital:
Trade accounts receivable	194.6	169.4
Inventories	114.6	101.3
Accounts payable	(133.7)	(104.7)
Invested working capital	175.5	166.0
Other current assets (excluding income taxes)	38.4	35.0
Properties and equipment, net	220.1	191.5
Goodwill	202.9	115.1
Technology and other intangible assets, net	91.1	51.0
Other assets (excluding capitalized financing fees)	26.7	19.7
Other current liabilities (excluding income taxes, restructuring, repositioning, accrued interest and liabilities incurred in association with the Darex divestiture)	(95.7)	(81.4)
Other liabilities (excluding other postretirement benefits liability and liabilities incurred in association with the Darex divestiture)	(18.6)	(13.8)
Total invested capital	$640.4	$483.1
Adjusted EBIT Return On Invested Capital (non-GAAP)	20.2%	25.9%
___________________________________________________________________________________________________________________
Amounts may not add due to rounding.

(A)	GCP's segment operating income includes only GCP's share of income of consolidated joint ventures.

(B)
Management allocates all costs within corporate to each segment to the extent such costs are directly attributable to the segments. Corporate costs include approximately $3.0 million of allocated costs in the three months ended March 31, 2017 that were previously reported within the Darex operating segment because such costs did not qualify to be reclassified to discontinued operations. As of the third quarter of 2017, the Company began allocating these costs to its remaining operating segments.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. SCC and SBM segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments, actuarial gains and losses, gains or losses from curtailments and terminations, and other related costs are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of the GCP businesses and significantly affect the peer-to-peer and quarter-to-quarter comparability of our financial results. Mark-to-market adjustments, actuarial gains and losses, and other related costs relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of the GCP businesses.

NM Not meaningful.

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

(In millions)	Three Months Ended March 31,
	2018	2017
Cash flow measure:
Net cash used in operating activities from continuing operations	$(8.5)	$(28.0)
Capital expenditures	(14.4)	(12.7)
Free Cash Flow (non-GAAP)	(22.9)	(40.7)
Cash paid for repositioning	1.6	1.1
Cash paid for restructuring	1.8	0.3
Cash paid for third-party and other acquisition-related costs	0.2	—
Capital expenditures related to repositioning	1.3	0.8
Cash taxes related to repositioning, restructuring, third-party and other acquisition-related costs	(1.0)	—
Accelerated pension plan contributions	2.9	—
Adjusted Free Cash Flow (non-GAAP)	$(16.1)	$(38.5)

GCP Applied Technologies Inc. Adjusted Earnings Per Share (unaudited)

	Three Months Ended March 31,
	2018				2017
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				$(0.19)				$(0.35)
Repositioning expenses	$0.9	$0.2	$0.7	0.01	$2.0	$0.8	$1.2	0.02
Restructuring expenses	(0.5)	(0.1)	(0.4)	(0.01)	1.1	0.3	0.8	0.01
Third-party and other acquisition-related costs	0.8	0.2	0.6	0.01	0.4	0.2	0.2	—
Amortization of acquired inventory fair value adjustment	—	—	—	—	1.5	0.6	0.9	0.01
Tax indemnification adjustments	—	—	—	—	2.4	0.9	1.5	0.02
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions	—	(13.5)	13.5	0.19	—	(16.7)	16.7	0.23
Adjusted EPS (non-GAAP)				$0.01				$(0.06)